UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

     Date of Report (date of earliest event reported): February 10, 2012


                               CEL-SCI CORPORATION
                      ------------------------------------
             (Exact name of Registrant as specified in its charter)



          Colorado                   0-11503                   84-0916344
--------------------          ------------------------   ----------------------
(State or other jurisdiction   (Commission File No.)        (IRS Employer
of incorporation)                                         Identification No.)


                         8229 Boone Boulevard, Suite 802
                             Vienna, Virginia 22182
                ------------------------------------------------
          (Address of principal executive offices, including Zip Code)



      Registrant's telephone number, including area code: (703) 506-9460
                                                          --------------


                                       N/A
                          ----------------------------
          (Former name or former address if changed since last report)



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Item 1.01   Entry Into a Material Definitive Agreement

      On February 10, 2012 the Company received $1,475,000 as a result of the exercise of its Series O warrants. The Series O warrants entitled the holder to purchase 5,900,000 shares of the Company's common stock at a price of $0.25 per shares at any time on or prior to March 6, 2016. As an inducement for the early exercise of the Series O warrants, the Company issued 5,900,000 Series P warrants to the former holder of the Series O warrants. The Series P warrants allow the holder to purchase up to 5,900,000 shares of the Company's common stock at a price of $0.45 per shares. The Series P warrants are exercisable at any time on or after August 12, 2012 and prior to March 7, 2017.

      CEL-SCI has agreed to pay Chardan Capital Markets, LLC a cash commission of $88,500 for acting as the placement agent for this offering.

      CEL-SCI has filed with the Securities and Exchange Commission a prospectus supplement to its shelf Registration Statement on Form S-3 registering the shares of common stock and series warrants sold to the private investor.

Item 9.01   Financial Statements and Exhibits

      Exhibit Number          Description

         5                    Opinion of Counsel

         10(ee) Warrant Amendment Agreement, together with the form of the Series P warrant, which is an exhibit to the Warrant Amendment Agreement.

         10(ff)               Placement Agent Agreement

         23(a)                Consent of Attorneys





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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 10, 2012                  CEL-SCI CORPORATION



                                    By: /s/ Geert Kersten
                                        ---------------------------------
                                        Geert Kersten, Chief Executive Officer






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